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EXHIBIT 10.1
                             AMENDMENT NO. 1 TO THE
                         EASYLINK SERVICES CORPORATION
                         2005 STOCK AND INCENTIVE PLAN


         Amendment No. 1 dated June 20, 2005 to the EasyLink Services Corporation 2005 Stock and Incentive Plan.

         WHEREAS, the EasyLink Services Corporation 2005 Stock and Incentive Plan (the "Plan") was adopted by this Board of Directors and approved by the stockholders of EasyLink Services Corporation (the "Company") in 2005; and

         WHEREAS, this Board of Directors approved, subject to shareholder approval, an increase in the share reserve under the Plan from 1,000,000 shares to 3,000,000 shares, to better enable the Company to provide stock options and other stock-based awards as an incentive to the Company's officers, employees, directors and consultants;

         WHEREAS, the shareholders of the Company approved the foregoing amendment to the Plan at the annual meeting of shareholders on June 20, 2006;

         NOW, THEREFORE, in consideration of the premises herein contained:

         The Plan is hereby amended by deleting the second sentence of Section 5(A) thereof and replacing it with the following:

         "The total number of shares of Stock with respect to which Awards may be issued under the Plan may equal, but may not exceed, three million (3,000,000) shares of Stock, subject to adjustment in accordance with
         Section 10."

         Except as provided herein, the terms and provisions of the Plan shall remain unchanged.

         The undersigned has signed this amendment on the date first above written.

                             EASYLINK SERVICES CORPORATION


                             By  /s/ Thomas Murawski
                                 ----------------------------------------
                                 Thomas Murawski, Chairman, President and CEO